Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Hellenic Solutions Corporation

Athens, Greece

We hereby consent to the inclusion in this Registration Statement (No. 333-170532) of our report dated April 29, 2010 relating to the consolidated financial statements of Hellenic Solutions Corporation which appears in such Registration Statement.

We further consent to being named as experts in accounting and auditing as defined in the report.

/s/ Friedman LLP

Marlton, New Jersey

January 14, 2011